                                                                    EXHIBIT(23)a

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Collective Bancorp, Inc. and Subsidiary:


We consent to incorporation by reference in the Registration Statement No. 33-42856 on Form S-8, Registration Statement No. 33-42857 on Form S-8, Registration Statement No. 33-85498 on Form S-8, and Registration Statement 33-85500 on Form S-8 of Collective Bancorp, Inc. and Subsidiary of our reports dated July 31, 1996, relating to the statement of consolidated financial condition of Collective Bancorp, Inc. and Subsidiary as of June 30, 1996 and the related statements of consolidated operations, stockholders' equity, and cash flows for the year ended June 30, 1996 and the related schedules, which reports appear in the June 30, 1996 Annual Report on Form 10-K of Collective Bancorp, Inc. and Subsidiary.



KPMG PEAT MARWICK LLP


Short Hills, New Jersey
September 27, 1996

                                                                    EXHIBIT(23)b

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-42856, 33-42857, 33-85498 and 33-85500 of Collective Bancorp, Inc. on Form
S-8 of our report dated August 25, 1995, appearing in this Annual Report on Form 10-K of Collective Bancorp, Inc. for the year ended June 30, 1996.




DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 27, 1996





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